Exhibit 10.3

CERTAIN INFORMATION IDENTIFIED BY BRACKETED ASTERISKS ([* * *])

HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL

AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SUBSCRIPTION AGREEMENT

electroCore, Inc.

200 Forge Way, Suite 205

Rockaway, New Jersey 07866

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, between electroCore, Inc., a Delaware corporation (the “Company”), and Avenue Venture Opportunities Fund II, L.P. (“Avenue” or the “Investor”).

This Subscription Agreement is entered into in connection with that certain Loan and Security Agreement between the Company and the Investor, in its capacity as the Lender and the Agent (as such terms are defined in the LSA (as defined below)), dated as of even date herewith, as supplemented by the supplement (the “Supplement”) to the Loan and Security Agreement, between the Company and the Investor (collectively, the “LSA”).

In consideration of the foregoing, and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, the Investor and the Company acknowledge and agree as follows:

1. Subscription. Investor hereby irrevocably subscribes to purchase from the Company in a private placement the number of shares of common stock, par value $0.001 per share (“Common Stock”), of the Company set forth on the signature page of this Subscription Agreement (the “Shares”) on the terms and subject to the conditions provided for herein. Investor acknowledges and agrees that the Company reserves the right to accept or reject the Investor’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to acceptance, and the same shall be deemed to be accepted by the Company only when this Subscription Agreement is signed by a duly authorized person by or on behalf of the Company.

2. Closing. The closing of the issuance of the Shares (the “Closing”) is contingent upon the substantially concurrent consummation of the transactions contemplated by the LSA (the “Transactions”), and accordingly, the Closing shall occur substantially concurrently with and conditioned upon the prior execution of the LSA and the effectiveness of the Transactions (such date, the “Closing Date”). On the Closing Date, the Company shall issue the number of Shares to Investor set forth on the signature page to this Subscription Agreement, and shall subsequently cause such Shares to be registered in book entry form in the name of Investor on the Company’s share register; provided, however, that the Company’s obligation to issue the Shares to Investor is contingent upon the Company having received the proceeds of Tranche 1 pursuant to the LSA and the Supplement.

3. Closing Conditions.

(a) The obligation of the parties hereto to consummate the issuance of the Shares pursuant to this Subscription Agreement is subject to the following conditions:

(i) the execution of the LSA and the Supplement;

(ii) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(iii) all conditions precedent to the closing of the Transactions shall have been satisfied or waived (as determined by the parties thereto and other than those conditions which, by their nature, are to be fulfilled at the closing of the Transaction, including to the extent that any such condition is dependent upon the consummation of the issuance of the Shares pursuant to this Subscription Agreement).

(b) The obligation of the Company to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the condition that all representations and warranties of Investor contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by Investor of each of the representations and warranties of Investor contained in this Subscription Agreement as of the Closing Date.

(c) The obligation of Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the condition that all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Subscription Agreement as of the Closing Date.

4. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be reasonably practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. Company Representations and Warranties. The Company represents and warrants to Investor that:

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to Investor in accordance with the terms of this Subscription Agreement and the LSA, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation (as amended to the Closing Date) or under the General Corporation Law of the State of Delaware.

(c) This Subscription Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Investor, this Subscription Agreement is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d) The issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of their properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

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6. Investor Representations and Warranties. Investor represents and warrants to the Company that:

(a) Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of each such account is independently a “qualified institutional buyer”, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or the securities law of any other jurisdiction (and shall provide the requested information set forth on Schedule A). Investor is not an entity formed for the specific purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c).

(b) Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Investor absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates or book entry records representing the Shares shall contain a restrictive legend to such effect. Investor acknowledges and agrees that the Shares will be subject to the foregoing securities law transfer restrictions and, as a result of these transfer restrictions, Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Investor acknowledges and agrees that the Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least six months from the Closing Date. Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

(c) Investor acknowledges that there have been no representations, warranties, covenants and agreements made to Investor by or on behalf of the Company, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in Section 5 of this Subscription Agreement.

(d) Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

(e) Investor acknowledges and agrees that Investor has received such information as Investor deems necessary in order to make an investment decision with respect to the Shares, including, without limitation, with respect to the Company, the business of the Company, and its subsidiaries. Without limiting the generality of the foregoing, Investor acknowledges that it has reviewed the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Investor acknowledges and agrees that Investor and Investor’s legal, accounting, regulatory, tax and other professional advisor(s), have had the full opportunity to ask such questions, receive such answers and obtain such information as Investor and such Investor’s professional advisor(s), have deemed necessary to make an investment decision with respect to the Shares. In making its decision to purchase the Shares, the Investor represents that it has sought and relied solely upon the independent investigation made by the Investor, the Investor’s own sources of information, investment analysis and due diligence (including professional advice the Investor deems appropriate) with respect to the Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company and including but not limited to all business, legal, regulatory, accounting, credit, tax and other economic matters. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of anyone, other than the representations and warranties contained in this Subscription Agreement in making its decision to invest in the Company.

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(f) Investor became aware of this offering of the Shares solely by means of direct contact between Investor and the Company or a representative of the Company, and the Shares were offered to Investor solely by direct contact between Investor and the Company or a representative of the Company. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means. Investor acknowledges that the Shares (i) were not offered, and are not being purchased, as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, any other general solicitation or general advertisement, and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including without limitation, the Company, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Company contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in the Company.

(g) Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in the Company’s filings with the SEC. Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Investor has sought such accounting, legal and tax advice as Investor has considered necessary to make an informed investment decision and the Investor has made its own assessment and has satisfied itself concerning relevant tax or other economic considerations relative to its purchase of the Shares. The Investor acknowledges that Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that the Company has not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Subscription Agreement. Investor is able to sustain a complete loss on its investment in the Shares, has no need for liquidity with respect to its investment in the Shares and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Shares.

(h) The Investor is acting independently and not in concert with any other person or entity in connection with its investment in the Company, and is not part of a group (as defined in Section 13(d) of the Exchange Act) with respect to the Company’s securities.

(i) Alone, or together with any professional advisor(s), Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Investor and that Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of Investor’s investment in the Company. Investor acknowledges specifically that a possibility of total loss exists.

(j) Investor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(k) Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(l) The execution, delivery and performance by Investor of this Subscription Agreement are within the powers of Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Investor is a party or by which Investor is bound, and will not violate any provisions of Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and, this Subscription Agreement has been duly executed and delivered by the Investor and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Company, this Subscription Agreement constitutes a legal, valid and binding obligation of Investor, enforceable against Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

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(m) Investor is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each, a “Prohibited Investor”). Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Investor is permitted to do so under applicable law. If Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, Investor maintains policies and procedures reasonably designed to ensure that the funds held by Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(n) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Shares hereunder.

(o) Investor has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act. Neither Investor nor any of its Rule 506(d) Related Parties is a “bad actor” within the meaning of Rule 506(d) of the Securities Act. For purposes of this Subscription Agreement, a “Rule 506(d) Related Party” shall mean a person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d) of the Securities Act.

(p) In connection with the issue and purchase of the Shares, no person, firm or corporation has acted as Investor’s financial advisor or fiduciary.

7. Legend.

(a) The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to a registration statement effective under the Securities Act with a current prospectus or Rule 144, or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel at the expense of the transferor, selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company and its counsel, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

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(b) Investor agrees, so long as is required by this Section 7, book entry notations evidencing the Shares shall bear a restrictive legend, substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE DISTRIBUTED OR TRANSFERRED EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (ii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY AND TRANSFER AGENT HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EACH OF THEM THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT.

8. Registration Rights. Within 60 days from the Closing Date, the Company will prepare and file with the SEC a registration statement on Form S-3 or, if the Company is not then eligible to register for resale securities on Form S-3, on another appropriate form of registration statement (the “Resale Registration Statement”), covering the resale of all of the Conversion Right Common Stock, as such term is defined in the Supplement, and the Shares for a secondary offering to be made on a continuous basis pursuant to Rule 415(a)(1)(i) under the Securities Act. The Company will use commercially reasonable efforts to cause the Resale Registration Statement to be declared effective under the Securities Act as promptly as reasonably possible after the filing thereof, and will use its commercially reasonable efforts to keep the Resale Registration Statement continuously effective under the Securities Act, until the earliest of (i) the fourth anniversary of the Closing Date, (ii) the date on which Investor ceases to hold any Conversion Right Common Stock or Shares, or (iii) the first date on which Investor is able to sell all of such Conversion Right Common Stock and Shares under Rule 144 within 90 days without limitation as to the amount of such securities that may be sold by such Investor. The Investor agrees to disclose its ownership to the Company upon request to assist it in making the determination described above. Investor acknowledges and agrees that the Company may suspend the use of the Resale Registration Statement if it determines that the Resale Registration Statement and related prospectus contain a material misstatement or omission. The Investor agrees to furnish and provide to the Company such information reasonably requested by the Company in connection with the preparation of the Resale Registration Statement and related prospectus and any amendments or supplements thereto, and understands that such information will be relied upon by the Company and its counsel in connection with the preparation or amendment of the Resale Registration Statement and the related prospectus and any amendments or supplements thereto. The Company covenants that, as of the effective date of the Resale Registration Statement, as of the date of any prospectus or prospectus supplement forming a part thereof, and as of the date of any sale of Conversion Common Stock and Shares pursuant thereto, the Resale Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made (in the case of any prospectus or prospectus supplement, in the light of the circumstances under which they were made), not misleading. Notwithstanding the foregoing, the Company makes no covenant or agreement with respect to any statements or omissions made in reliance upon and in conformity with information relating to Investor furnished in writing to the Company by or on behalf of the Investor for use in the Resale Registration Statement, any related prospectus, or any amendment or supplement thereto. The Company shall have no liability for any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in the Resale Registration Statement or any related prospectus or any amendment or supplement thereto to the extent that such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Investor.

9. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are (i) not satisfied or waived prior to the Closing (and if the failure to so satisfy such condition is capable of being cured prior to the Closing, such failure shall not have been cured by the 30th calendar day following receipt of written notice from the party claiming such condition has not been satisfied) or (ii) not capable of being satisfied on the Closing and, in each case of (i) and (ii), as a result thereof, the transactions contemplated by this Subscription Agreement will not be and are not consummated at the Closing (collectively, the “Termination Events”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect.

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10. Miscellaneous.

(a) Neither this Subscription Agreement nor any rights that may accrue to Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without the express written consent of the Company, and any purported transfer or assignment without such consent should be void ab initio.

(b) The Company may request from Investor such additional information as the Company may deem necessary to evaluate the eligibility of Investor to acquire the Shares, and the Investor shall provide such information as may reasonably be requested. Investor acknowledges that the Company may file a copy of this Subscription Agreement, as well as the LSA, with the SEC as an exhibit to a periodic report or a registration statement of the Company.

(c) Investor acknowledges that the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 above are no longer accurate. Investor acknowledges and agrees that each purchase by Investor of Shares from the Company and each exercise of its right to receive Conversion Right Common Stock pursuant to the LSA will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by Investor as of the time of such purchase or exercise.

(d) The Company is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e) All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(f) This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g) This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 8, Section 10(c), Section 10(d), Section 10(f), this Section 10(g), the last sentence of Section 10(k) and Section 11 with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

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(i) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j) This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in.pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l) This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

(m) Any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 10(m) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. A final judgment in any action, suit or proceeding described in this Section 10(m) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

11. Non-Reliance and Exculpation. Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the statements, representations and warranties of the Company expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in the Company. Investor acknowledges and agrees that none of (i) any other investor pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), or (ii) any Non-Party Affiliate, shall have any liability to the Investor, or to any other investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company or any Non-Party Affiliate concerning the Company, any of its controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of the Company or any of the Company’s controlled affiliates or any family member of the foregoing.

[SIGNATURE PAGE FOLLOWS]

8

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

Avenue Venture Opportunities Fund II, L.P.	Delaware

By:	Avenue Venture Opportunities Partners II, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name:	Sonia Gardner
Title:	Authorized Signatory
Date:	August 4, 2025

Name in which Shares are to be registered

(if different):

Investor’s EIN: [***]

Business Address-Street: 11 West 42nd Street, 9th Floor, New York, NY 10036

Attn: Todd Greenbarg Telephone No.: [***]

Email: [***]; [***]

With a copy to:

Attn: Weikai Lang Telephone No: [***]

Email: [***]

Number of Shares of Common Stock: 106,351

For notices, with copy to (which shall not constitute notice):

GCA Law Partners LLP

2570 W. El Camino Real, Suite 400

Mountain View, California 94040

Attn: Laura Blakely

Email: [***]

Signature Page to Subscription Agreement

IN WITNESS WHEREOF, the Company has accepted this Subscription Agreement as of the date set forth below.

ELECTROCORE, INC.

By: /s/ Joshua S. Lev
Name: Joshua S. Lev
Title: Chief Financial Officer

Date: August 4, 2025

Signature Page to Subscription Agreement

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☒ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☒ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☒ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Investor and under which Investor accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust with assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person;

☒ Any entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a); or

☐ Any natural person who (i) has an individual net worth, or joint net worth with their spouse or equivalent, in excess of $1,000,000, (ii) had an individual income in excess of $200,000 in each of the two most recent years, or (iii) had joint income with their spouse or equivalent in excess of $300,000 in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year.

This page should be completed by Investor

and constitutes a part of the Subscription Agreement.

Schedule A – Page 1